Exhibit 99.1

Retail Opportunity Investments Corp. Stockholders Approve

Acquisition by Blackstone Real Estate

SAN DIEGO, February 7, 2025 — Retail Opportunity Investments Corp. (NASDAQ: ROIC) (“ROIC” or the “Company”) today announced that, at the concluded special meeting of stockholders held earlier today, its stockholders approved the all-cash acquisition of the Company by Blackstone Real Estate Partners X (“Blackstone”).

The Company will provide final vote results for the special meeting, as certified by the independent Inspector of Election, on a Current Report on Form 8-K to be filed with the U.S. Securities and Exchange Commission (the “SEC”).

As previously announced, the Company and affiliates of Blackstone have entered into a definitive merger agreement, pursuant to which such affiliates of Blackstone have agreed to acquire the outstanding shares of common stock of the Company for $17.50 per share. The proposed acquisition is expected to be completed on or about February 12, 2025, subject to the satisfaction or waiver of customary closing conditions.

About ROIC

Retail Opportunity Investments Corp. (NASDAQ: ROIC), is a fully-integrated, self-managed real estate investment trust (REIT) that specializes in the acquisition, ownership and management of grocery-anchored shopping centers located in densely-populated, metropolitan markets across the West Coast. As of September 30, 2024, ROIC owned 93 shopping centers encompassing approximately 10.5 million square feet. ROIC is the largest publicly-traded, grocery-anchored shopping center REIT focused exclusively on the West Coast. ROIC is a member of the S&P SmallCap 600 Index and has investment-grade corporate debt ratings from Moody’s Investor Services, S&P Global Ratings, and Fitch Ratings, Inc. Additional information is available at: www.roireit.net.

ROIC Forward-Looking Statements

This communication includes certain disclosures from the Company which contain “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended, and in Section 21F of the Securities and Exchange Act of 1934, as amended, including but not limited to those statements related to the transaction, including financial estimates and statements as to the expected timing, completion and effects of the transaction. When used herein, the words “believes,” “anticipates,” “projects,” “should,” “estimates,” “expects,” “guidance” and similar expressions are intended to identify forward-looking statements. Such forward-looking statements involve known and unknown risks, uncertainties and other factors which may cause the actual results to differ materially from future results expressed or implied by such forward-looking statements.

Important factors, risks and uncertainties that could cause actual results to differ materially from such plans, estimates or expectations include but are not limited to: (i) the parties’ ability to complete the transaction on the anticipated terms and timing, or at all, and the parties’ ability to satisfy the other conditions to the completion of the transaction; (ii) potential litigation relating to the transaction that could be instituted against the Company or its directors, managers or officers, including the effects of any outcomes related thereto; (iii) the risk that disruptions from the transaction will harm the Company’s business, including current plans and operations, including during the pendency of the transaction; (iv) the ability of the Company to retain and hire key personnel; (v) potential adverse reactions or changes to business relationships resulting from the announcement or completion of the transaction; (vi) legislative, regulatory and economic developments; (vii) potential business uncertainty, including changes to existing business relationships, during the pendency of the transaction that could affect the Company’s financial performance; (viii) certain restrictions during the pendency of the transaction that may impact the Company’s ability to pursue certain business opportunities or strategic transactions; (ix) unpredictability and severity of catastrophic events, including but not limited to acts of terrorism, outbreaks of war or hostilities or pandemic, as well as management’s response to any of the aforementioned factors; (x) the possibility that the transaction may be more expensive to complete than anticipated, including as a result of unexpected factors or events; (xi) the occurrence of any event, change or other circumstance that could give rise to the termination of the transaction, including in circumstances requiring the Company to pay a termination fee; (xii) those risks and uncertainties set forth under the headings “Statements Regarding Forward-Looking Information” and “Risk Factors” in the Company’s most recent Annual Report on Form 10-K, as such risk factors may be amended, supplemented or superseded from time to time by other reports filed by the Company with the SEC from time to time, which are available via the SEC’s website at www.sec.gov; and (xiii) those risks that are described in the definitive proxy statement regarding the transaction that was filed with the SEC on January 6, 2025 and is available from the sources indicated below.

These risks, as well as other risks associated with the transaction, are more fully discussed in the definitive proxy statement that was filed by the Company with the SEC in connection with the transaction. There can be no assurance that the transaction will be completed, or if they are completed, they will be completed when expected. The preceding summary of factors, risks and uncertainties should not be construed as exhaustive and should be read in conjunction with the other forward-looking statements. The forward-looking statements relate only to events that have occurred and circumstances that exist as of the date the statements are made. The Company does not undertake any obligation to publicly update or review any forward-looking statement except as required by law, whether as a result of new information, future developments or otherwise. If one or more of these or other risks or uncertainties materialize, or if the Company’s underlying assumptions prove to be incorrect, the Company’s actual results may vary materially from what we may have expressed or implied by these forward-looking statements. We caution that you should not place undue reliance on any of the Company’s forward-looking statements. You should specifically consider the factors identified in this communication that could cause actual results to differ. Furthermore, new risks and uncertainties arise from time to time, and it is impossible for the Company to predict those events or how they may affect the Company.

Information regarding such risks and factors is described in ROIC’s filings with the SEC, including its most recent Annual Report on Form 10-K and the definitive proxy statement regarding the transaction, which are available at: www.roireit.net.

Contact:

Nicolette O’Leary, Investor Relations

858-677-0900

noleary@roireit.net